NOTICE OF DEFAULT IN LOI TO ACQUIRE 80% INTEREST

IN EQUIPMENT & TRUCKS INC (ETI)

Goldspan Resources, Inc (GRI) entered into a non-binding Letter of Intent (LOI) with ETJ, to acquire up to 80% equity interest in ETJ for arranging a 'credit facility' of $10,000,000 in increments.

GRJ was unable to perform according to the terms of the LOI and therefore, the LOI is null and void. ETI did informally extend the March 31st, time for the first phase of funding of one and a half million dollars ($1,500,000) of which GRI was unsuccessful at accomplishing with the informal extension. The informal extension was April 15th.

Therefore, GRI and ETI do mutually release and hold harmless either party of any liability for the terms of the LOI between the parties.

By affixing the signature below, on this 30th day of April 2013, GRI and ETI, do mutually, release and hold harmless, each other, against any and all claims against each others respective Companies.

/s/ Phillip Allen	/s/ Ron Ruby
Phillip Allen, President	Ron Ruby, President
Goldspan Resources, Inc.	Equipment & Trucks Inc.

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